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                                                                    EXHIBIT 23.9

                          CONSENT OF CHARTERED ACCOUNTANTS


      As Chartered Accountants, we hereby consent to the incorporation by reference in the Joint Registration Statement on Form S-3 for 1,086,916 Shares of Parred Common Stock owned by McNeill Investment Company Inc. and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports on the financial statements of Arcadian International Limited (formerly Arcadian International Plc) and subsidiary undertakings and Malmaison Limited and subsidiary undertakings dated 22 July 1998 and 17 July 1998 respectively, except with respect to Note 1 of those financial statements as to which the date of our report is 24 March 1999, which are included in the Joint Current Report on Form 8-K/A No. 2 of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated 2 June 1998.


/s/ Arthur Andersen

Arthur Andersen
1 Surrey Street
WC2R 2PS London

13 April 1999